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                                                                  EXHIBIT 4.6(b)

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of April 7, 1998 (this "Amendment"), amends the Credit Agreement, dated as of February 13, 1996, as heretofore amended (as so amended, the "Credit Agreement"), between The PMI Group, Inc., a Delaware corporation (the "Company") and Bank of America National Trust and Savings Association (the "Bank"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Bank to extend certain credit to the Company from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENT. Subject to the provisions of Section 2 below, effective as of the date hereof, the Credit Agreement shall be amended in accordance with Sections 1.1 and 1.2 below.

     SECTION 1.1 Statutory Surplus. Section 7.11(b) of the Credit Agreement is hereby amended by the deletion of the number "$200,000,000" and the substitution therefor of the number "$150,000,000."

     SECTION 1.2 Statutory Capital. Section 7.11 of the Credit Agreement is hereby amended by the addition of the following clause (d) at the end:

          "(d) the Statutory Capital of PMI Mortgage Insurance Company to be less than $675,000,000."

     SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied.

     SECTION 2.1 Receipt of Documents. The Bank shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Bank, and in form and substance satisfactory to the
Bank:

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          (a) Amendment. This Amendment, duly executed by the Company and the
     Bank.

          (b) Secretary's Certificate. A certificate of the secretary or an assistant secretary of the Company, as to (i) resolutions of the Board of Directors of the Company then in full force and effect authorizing the execution, delivery and performance of this Amendment, and (ii) the incumbency and signatures of those officers of the Company authorized to act with respect to this Amendment and each other document described herein.

          (c) Opinion of Counsel. An opinion, addressed to the Bank, from counsel to the Company in the form attached as Exhibit A.

     SECTION 2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to the Bank that such statements are true and correct as at such times):

          (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Event of Default or Default shall have then occurred and be continuing.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Amendment, the Company represents and warrants to the Bank as follows:

     SECTION 3.1 Due Authorizations, Non-Contravention, etc. The execution, delivery and performance by the Company of this Amendment are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene the Company's Organization Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties.

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     SECTION 3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment.

     SECTION 3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     SECTION 4 MISCELLANEOUS.

     SECTION 4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 4.2 Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of the Bank (including the fees and out-of-pocket expenses of counsel to the Bank and allocated costs of internal counsel) in connection with the negotiation, preparation, execution and delivery of this Amendment.

     SECTION 4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

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     SECTION 4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             THE PMI GROUP, INC.

                                             By: /s/ John Lorenzen
                                                --------------------------------
                                               Title:
                                                     ---------------------------


                                             By: /s/ Bradley M. Shuster
                                                --------------------------------
                                               Title:
                                                     ---------------------------

                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION

                                             By: /s/ Gary R. Peet
                                                --------------------------------
                                                      GARY R. PEET
                                                --------------------------------
                                               Title: SENIOR VICE PRESIDENT
                                                     ---------------------------

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